UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2014

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification N0.

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principle Executive Offices)	(Zip Code)

(631) 586-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CPI Aerostructures, Inc. (the “Company”) held its annual meeting of shareholders on June 17, 2014. At the annual meeting, the Company’s shareholders considered two proposals: (i) election of three Class I directors to serve for the ensuing three-year period and until their successors are elected and qualified and two Class III directors to serve until 2016 and until their successors are elected and qualified and (ii) ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Harvey J. Bazaar, Kenneth McSweeney and Terry Stinson were nominated by the board to serve as Class I directors, and Michael Faber and Douglas McCrosson were nominated by the board to serve as Class III directors.

The results of the matters voted upon at the annual meeting are below.

Proposal No. 1 – Election of Class I and III Directors.

The election of the Company’s Class I and III director nominees was approved, as follows:

Name	For	Authority Withheld	Broker Non-Votes
Harvey J. Bazaar Kenneth McSweeney Terry Stinson Michael Faber Douglas McCrosson	5,281,242 5,233,642 5,282,833 5,289,723 5,244,283	306,198 353,798 304,607 297,717 343,157	1,601,383 1,601,383 1,601,383 1,601,383 1,601,383

Proposal No. 2 – Ratification of the appointment of CohnReznick LLP.

The ratification of the appointment of CohnReznick LLP was approved, as follows:

For	Against	Abstain
7,121,596	60,807	6,420

On the same date, the Company issued the press release attached hereto as Exhibit 99.1 announcing the election of Terry Stinson who will serve on the board for the first time.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit                           Description

99.1                              Press Release, dated June 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2014                                                                 CPI AEROSTRUCTURES, INC.

By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer